Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Georgia-Pacific Debenture-Backed Series 2001-29
*CUSIP:   21988G635   Class A-1
          21988GBB1   Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 30, 2003.

INTEREST ACCOUNT
----------------


Balance as of April 30, 2003.....                                          $0.00
           Scheduled Income received on securities.....            $1,461,937.50
           Unscheduled Income received on securities.....                  $0.00

LESS:
           Distribution to Class A-1 Holders.....                 -$1,440,750.00
           Distribution to Class A-2 Holders.....                    -$21,187.50
           Distribution to Depositor.....                                 -$0.00
           Distribution to Trustee.....                                   -$0.00
Balance as of             October 30, 2003.....                            $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of April 30, 2003.....                                          $0.00
           Scheduled Principal received on securities.....                 $0.00

LESS:
           Distribution to Holders.....                                   -$0.00
Balance as of October 30, 2003.....                                        $0.00


              UNDERLYING SECURITIES HELD AS OF    October 30, 2003

          Principal
           Amount                              Title of Security
          ---------                            -----------------
         $33,900,000        Georgia-Pacific Corporation 8.625% Debentures due
                            April 30, 2025
                            *CUSIP:   373298BL1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.